Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-217276 on Form S-3 and Registration Statements No. 333-38887, No. 333-66049 and No. 333-109894 on Form S-8 of our report dated June 12, 2015, relating to the consolidated financial statements of Riverview Bancorp, Inc. and subsidiary appearing in this Annual Report on Form 10-K of Riverview Bancorp, Inc. for the year ended March 31, 2017.

/s/ Deloitte & Touche LLP

Portland, Oregon
June 5, 2017